Exhibit 5.1

THE MINTZ FRAADE LAW FIRM, P.C.

COUNSELORS AT LAW

271 MADISON AVENUE

NEW YORK, NEW YORK 10016

 TELEPHONE

OF COUNSEL

(212) 486-2500

            EDWARD C. KRAMER

     _______

           ARTHUR L. PORTER, JR

                                                                                                     JON M. PROBSTEIN

TELECOPIER                                                                              SEYMOUR REITKNECHT

(212) 486-0701

            I. FREDERICK SHOTKIN

           JOSEPH J. TOMASEK

February 10, 2016

Inbit Corp.

Av. Amazonas N41-125 Y Isla Baltra

Quito, Ecuador

Re:

Inbit Corp.

Gentlemen:

Our firm has been requested by Inbit Corp., a Nevada corporation (the “Company”), to issue a legal opinion with respect to whether the 5,000,000 shares of Common Stock to be registered pursuant to the registration statement on Form S-1 (the “Registration Statement”), which will be filed by the Company with the Securities and Exchange Commission for the purpose of registering such  5,000,000 shares (the “Shares”) of Common Stock, par value $.001 per share, of the Company pursuant to the Securities Act of 1933, as amended (the “Act”), shall upon issuance, be duly and validly authorized, legally issued, fully paid and non-assessable.

We are not acting as counsel to the Company with respect to the Registration Statement.  We were retained by the Company solely to issue this opinion.

In connection with rendering this opinion, we have examined copies of the following: (A) the Articles of Incorporation of the Company, as filed with the State of Nevada; (B) the Bylaws of the Company; (C) minutes dated October 1, 2015 of the Board of Directors of the Company adopting the Bylaws and ratifying the election of Victor Zeziulia as the sole Officer and  Director; (D) minutes dated January 8, 2016 of the Board of Directors of the Company authorizing and approving the offer, sale and issuance of the Shares and authorizing the Company to engage in a public offering of the Shares pursuant to a Registration Statement and (E) the Business Entity Information for Inbit Corp. as shown on the web page of the Secretary of State of Nevada on February 8, 2016, which lists  Victor Zeziulia as the sole director of the Company, (collectively, the “Documents”).

In our examination, we have assumed, without investigation, the following: (1)  the authenticity of the Documents; (2) the genuineness of all signatures to the Documents; (3) the legal capacity of all persons who executed the Documents; (4) the due authorization and valid execution by all persons who executed the Documents, with the exception of Documents executed on behalf of the Company; (5) the copies which were submitted to us conform to the originals of the Documents; and (6) that the Documents are free from any form of fraud, misrepresentation, duress, or criminal activity based upon our firm having no knowledge of any fraud, misrepresentation, duress or criminal activity and no reason to doubt the credibility or reliability of any of the Documents which have been provided to us by the Company for our review.

Solely for purposes of this opinion, you should assume that our investigation was and shall be limited exclusively to the Documents. We believe that a review of the Documents was what was necessary in order for us to render this opinion.

In rendering this opinion, we have assumed the legal competency of all persons who executed the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties who executed the Documents, with the exception of Documents executed on behalf of the Company.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement or any portion thereof. We did not review the Registration Statement for purposes of this opinion.

Based upon the foregoing, it is our opinion that, subject to the limitations set forth herein, the Shares to be sold by the Company pursuant to the Registration Statement, will be duly and validly authorized, legally issued, fully paid and non-assessable when issued by the Company if the consideration for the Shares as required in the Registration Statement is received by the Company.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm, solely with respect to the issuance of this opinion, in the Prospectus which is a part of the Registration Statement.

Very truly yours,

The Mintz Fraade Law Firm, P.C.

By: /s/ Alan P. Fraade     _

       Alan P. Fraade

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